Exhibit 10.8

AMENDED AND RESTATED

MOTORSPORT GAMES INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Motorsport Games Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:
Grant Date:
Total Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 14 of the Plan and Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

MOTORSPORT GAMES INC.:	Participant:

By:	By:
Name:	Name:
Title:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Motorsport Games Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”). Each vested Restricted Stock Unit represents the right to receive one share (a “Share”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

2.1 Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

2.2 Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive any Shares under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule. Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole share of Common Stock); provided, however, that notwithstanding any provision in the Grant Notice, the Plan or this Agreement to the contrary, in the event of a Change of Control (as defined in the Plan), the RSUs shall be treated in accordance with Section 11 of the Plan.

2.4 Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

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2.5 Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, except as otherwise provided in this Agreement, an employment agreement, a change of control agreement, or other written document, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such termination (after taking into consideration any accelerated vesting which may occur in connection with such termination (if any), including without limitation in the event of a Change of Control, as set forth in Section 2.3 hereof and Section 11 of the Plan) shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which the Participant incurs a termination of employment (or termination of service) shall thereafter become vested.

2.6 Issuance of Shares upon Vesting.

(a) As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than sixty (60) days after such vesting date, the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Agreement that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 2.5 hereof. The RSUs shall be settled in accordance with Section 8.2(c) of the Plan. Notwithstanding the foregoing, if the Participant is a Specified Employee (as defined in the Plan), any delivery of Shares that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and that is payable on account of the Participant’s Separation from Service shall be delayed until the first business day following the date that is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period), as provided in Section 16.11(b) of the Plan. In the event Shares cannot be issued pursuant to the Plan, the Shares shall be issued pursuant to the preceding sentences as soon as administratively practicable after the Committee determines that Shares can again be issued in accordance with such provisions.

(b) Pursuant to Section 14 of the Plan, the Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary in the applicable jurisdiction, to satisfy federal, state, and local withholding tax requirements on the award of RSUs pursuant hereto. The Committee may permit the Participant to satisfy a tax withholding obligation by (i) directing the Company to withhold Shares to which the Participant is entitled pursuant to this Agreement, (ii) tendering previously-owned shares of Common Stock held by the Participant for six (6) months or longer, (iii) a broker-assisted “cashless” transaction, or (iv) personal check or other cash equivalent acceptable to the Company. The Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

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2.7 Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued shares, treasury shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in the Plan.

2.8 Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2 RSUs Not Transferable. The RSUs shall be subject to the restrictions on transferability set forth in Section 12.3 of the Plan; provided, however, that this Section 3.2 notwithstanding, with the consent of the Committee, the RSUs may be transferred to one or more Family Members (as defined in the Plan), subject to and in accordance with Section 12.3(b) of the Plan.

3.3 Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.4 Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5 Adjustments Upon Specified Events. The Committee may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 10 of the Plan.

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3.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.7 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.11 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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3.14 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.

3.15 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.16 Section 409A. This Award is not intended to constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding the foregoing, if the Participant is a Specified Employee (as defined in the Plan) and any payment hereunder is subject to Section 409A and payable on account of the Participant’s Separation from Service, such payment shall be delayed in accordance with Section 16.11(b) of the Plan.

3.17 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.18 Clawback. The RSUs and any Shares delivered in settlement thereof are subject to potential forfeiture or recovery to the fullest extent called for by applicable law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including without limitation any clawback provisions set forth in Section 12.6 of the Plan. By accepting this Award, the Participant agrees to be bound by, and comply with, the terms of any such forfeiture or clawback provision.

3.19 Dividend Equivalents. In the event that the Company declares and pays any cash dividend on its Common Stock while the RSUs are outstanding and unvested, the Participant shall be entitled to receive dividend equivalents with respect to the unvested RSUs in an amount equal to the per-share dividend paid on the Common Stock, multiplied by the number of unvested RSUs held by the Participant as of the record date for such dividend. Any such dividend equivalents shall be subject to the same vesting conditions and forfeiture provisions as the underlying RSUs to which they relate, shall not vest or be paid prior to the vesting of the corresponding RSUs, and shall be paid to the Participant only upon and at the same time as the settlement of the corresponding vested RSUs, in accordance with Section f12.7 of the Plan. In the event that any RSUs are forfeited, the corresponding accrued dividend equivalents shall also be forfeited.

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